Exhibit 99.1

Contact:

Robert Van Buskirk

President and Chief Executive Officer

Sirenza Microdevices, Inc.

(408) 616-5497

ir@sirenza.com

FOR IMMEDIATE RELEASE

Sirenza Microdevices Reports Second-Quarter 2003 Results

For Combined Company Following Acquisition of Vari-L Assets

BROOMFIELD, Colo.—July 22, 2003—Sirenza Microdevices, Inc. (Nasdaq:SMDI), a leading designer and supplier of high-performance radio frequency (RF) components for communications equipment manufacturers, today reported its financial results for the second quarter ended June 29, 2003. These were the first consolidated results reported for the combined company following Sirenza’s acquisition of substantially all of the assets of Vari-L Company, Inc. (OTCBB:VARL), effective May 5, 2003. All comparisons and ratios in this news release reflect the combined company’s consolidated results for the second quarter and first half of 2003 against Sirenza’s stand-alone results for prior periods.

Second-Quarter Financial Highlights for Combined Company

•	Sequential net revenue growth of 56%

•	Sequential factory direct sales growth of 93%

•	Gross margin of 46% under GAAP

•	Gross margin of 52%, excluding the effects of certain charges[1]

•	Net loss of $0.07 per share under GAAP

•	Net loss of $0.02 per share, excluding the effects of certain charges[1].

Sirenza’s second-quarter net revenues were $9.1 million, compared with $5.8 million for the first quarter of 2003 and with $4.9 million for the second quarter of 2002. Factory direct sales were 67% of net revenues, compared with 54% sequentially and 52% year-over-year.

The company’s second-quarter net loss as reported under accounting principles generally accepted in the United States (GAAP) was $2.2 million, or a loss of $0.07 per basic share. This included a charge of $146,000 for the amortization of deferred stock compensation and charges of $303,000 for the amortization of acquisition-related intangible assets, $434,000 for restructuring, and $661,000 for relocation and related expenses associated with the Vari-L acquisition and consolidation of the combined company’s headquarters and manufacturing operations in Broomfield, Colorado.

Sirenza’s second-quarter net loss under GAAP compared sequentially with a net loss of $1.3 million, or a loss of $0.04 per basic share, and year-over-year with a net loss of $973,000, or a loss of $0.03 per basic share. The first-quarter 2003 net loss included charges of $187,000 for the amortization of deferred stock compensation and $48,000 for the amortization of acquisition-related intangible assets. The second-quarter 2002 net loss included a charge of $239,000 for the amortization of deferred stock compensation.

Excluding the effects of the charges noted above, Sirenza’s management-adjusted net loss for the second quarter was $637,000, or a loss of $0.02 per basic share. This compared sequentially with a management-adjusted net loss of $1.0 million, or a loss of $0.03 per basic share, and year-over-year with a management-adjusted net loss

1Gross profit and net loss calculated to exclude certain charges are non-GAAP financial measures that exclude the effects of charges for the amortization of deferred stock compensation, the amortization of acquisition-related intangible assets, restructuring, and relocation and related expenses.

of $734,000, or a loss of $0.02 per basic share, excluding the effects of the charges noted above.

“Second-quarter results for the combined company met our expectations, as we closed the acquisition of Vari-L and moved forward with the integration and consolidation of operations,” said Robert Van Buskirk, president and chief executive officer of Sirenza Microdevices. “As part of this process, we realigned our sales channels to support the expansion of our product lines and the growth of our factory direct sales to major OEM accounts worldwide. We now look forward to realizing the full strategic and financial potential of this business combination in the second half of 2003 and beyond.”

Sirenza’s second-quarter 2003 gross margin under GAAP was 46%, including charges totaling $512,000 for the amortization of deferred stock compensation and relocation and related expenses for manufacturing. This compared with 52% sequentially and with 59% a year earlier. Excluding the effects of the charges, management-adjusted gross margin for the second quarter of 2003 was 52%. In the aggregate, the company’s research and development, sales and marketing, and general and administrative expenses for the second quarter of 2003 were $5.7 million, compared with $4.2 million sequentially and with $3.9 million a year ago.

At June 29, 2003, Sirenza’s total assets were $57.7 million, including cash and cash equivalents, restricted cash, short-term investments, and long-term investments of $17.5 million. Unrestricted cash and investments totaled $16.2 million. During the second quarter, the company used $9.4 million in cash and investments. Of this amount, $5.2 million was used for the acquisition of Vari-L, $1.6 million was used for new facility leasehold improvements, furniture and equipment, and $2.8 million was used for operations.

For the six months ended June 29, 2003, Sirenza’s net revenues were $14.9 million, compared with $9.7 million for the same period a year earlier. Factory direct sales were 62% of net revenues, compared with 50% for the first half of 2002.

Sirenza’s net loss under GAAP for the six months ended June 29, 2003 was $3.5 million, or a loss of $0.11 per basic share. This included a charge of $333,000 for the amortization of deferred stock compensation and charges of $351,000 for the amortization of acquisition-related intangible assets, $434,000 for restructuring, and $661,000 for relocation and related expenses associated with the Vari-L acquisition and consolidation of the combined company’s headquarters and manufacturing operations in Broomfield, Colorado. The first-half net loss under GAAP compared year-over-year with a net loss of $1.7 million, or a loss of $0.06 per basic share, which included a charge of $478,000 for the amortization of deferred stock compensation.

Excluding the effects of the charges noted above, Sirenza’s management-adjusted net loss for the six months of 2003 was $1.7 million, or a loss of $0.05 per basic share. This compared with a management-adjusted net loss of $1.2 million, or a loss of $0.04 per basic share, for the year-earlier period, also excluding the effect of the charge noted above.

Use of Non-GAAP Financial Measures

In keeping with its historical financial reporting practices, Sirenza believes that the supplemental presentation of management-adjusted gross profit calculations excluding the effects of charges for the amortization of deferred stock compensation and relocation and related expenses and net loss calculations excluding the effects of charges for the amortization of deferred stock compensation, the amortization of acquisition-related intangible assets, restructuring, and relocation and related expenses provides meaningful non-GAAP financial measures to help investors understand and compare business trends among different reporting periods on a consistent basis, independently of regularly reported non-cash charges and infrequent or unusual events. Readers are cautioned not to view management-adjusted results as an alternative to GAAP results or as being comparable to results reported or forecasted by other companies, and should refer to the reconciliation of GAAP results with management-adjusted results for the second quarters and first halves of 2003 and 2002, respectively, and the first quarter of 2003 in the financial statements below.

Second-Quarter Teleconference and Webcast

Sirenza management plans to host a teleconference at 1:45 p.m. PT / 4:45 p.m. ET today to discuss the company’s second-quarter 2003 financial results, integration of Vari-L assets and operations, and current outlook for third-quarter and full-year 2003. This teleconference will be webcast live for the general public. For more information, please visit the Investor Relations page of Sirenza’s website at www.sirenza.com. The teleconference webcast will be archived on this site for one year, until July 22, 2004, and a telephonic replay will be available at (800) 642-1687, conference ID number 1658430, for one week, until July 29, 2003.

Also available on the Investor Relations page of Sirenza’s website will be supplemental statistical information associated with the company’s second-quarter 2003 financial results, and additional information to support the reconciliation of estimates of management-adjusted financial results for third-quarter and full-year 2003, to be presented by the company in today’s teleconference.

Sirenza Microdevices, Inc.

Sirenza Microdevices, an ISO 9001:2000-certified manufacturer headquartered in Broomfield, Colo., is a leading supplier of high-performance RF components for the wireless and wireline telecommunications markets. The company’s product lines include amplifiers, power amplifiers, integrated power modules, discrete devices, RF signal processing components, signal source components, high-reliability components, fiber optic components, and high-performance multi-component modules (MCMs). Product information can be found on Sirenza’s website at www.sirenza.com.

Forward-Looking Statements

This news release contains forward-looking statements regarding future events or results, including Sirenza’s ability to realize the full strategic and financial potential of its business combination with Vari-L in the second half of 2003 and beyond. Sirenza cautions readers that such statements are, in fact, predictions that are subject to risks and uncertainties, and that actual events or results may differ materially. Factors that could cause actual events or results to differ materially include the ability to realize expected synergies with Vari-L and the related benefits envisioned by Sirenza; the ability to transition product sales volume worldwide to Sirenza’s new and existing sales channels in Europe, Asia and North America without adversely impacting operating results; and customers’ further reductions of planned production volumes, further delays in the build-out of new wireless and wireline network infrastructure, delays in the implementation of next-generation equipment, decreased demand for products that contain RF components, lower than expected OEM demand for increasing levels of integration, and/or exertion of downward pressure on the pricing of Sirenza’s components. Each and all of these factors could be due to overall general economic or telecommunications market conditions, or conditions in the mobile and fixed wireless and wireline infrastructure markets, or otherwise. Additional factors include the possible underutilization of Sirenza’s manufacturing facilities, whether as a result of the factors described above or otherwise. Other factors that could cause actual events or results to differ materially from those in the forward-looking statements are included in Sirenza’s and Vari-L’s respective filings with the Securities and Exchange Commission (SEC), specifically, Sirenza’s Annual Report on Form 10-K filed on March 31, 2003 and Quarterly Report on Form 10-Q filed on May 14, 2003, and Vari-L’s Quarterly Report on Form 10-Q filed on May 6, 2003. Sirenza undertakes no obligation to update its forward-looking statements at any time or for any reason.

—Financial Statements Attached—

Sirenza Microdevices, Inc.

Condensed Consolidated Statements of Operations

(In thousands, except per-share data)

(Unaudited)

	Three months ended		Six months ended
	June 29, 2003	June 30, 2002	June 29, 2003	June 30, 2002
Net revenues	$9,058	$4,863	$14,857	$9,733
Cost of revenues:
Cost of product revenues	4,833	1,941	7,591	3,621
Amortization of deferred stock compensation	23	31	46	62

Total cost of revenues	4,856	1,972	7,637	3,683

Gross profit	4,202	2,891	7,220	6,050

Operating expenses:
Research and development	2,163	1,394	3,872	3,056
Sales and marketing	1,726	1,298	2,982	2,431
General and administrative	1,789	1,226	3,025	2,381
Amortization of deferred stock compensation	123	208	287	416
Amortization of acquisition-related intangible assets	303	—	351	—
Restructuring	434	—	434	—

Total operating expenses	6,538	4,126	10,951	8,284

Loss from operations	(2,336)	(1,235)	(3,731)	(2,234)
Interest expense	10	15	23	35
Interest and other income, net	165	277	289	544

Loss before taxes	(2,181)	(973)	(3,465)	(1,725)
Provision for income taxes	—	—	—	—

Net loss	$(2,181)	$(973)	$(3,465)	$(1,725)

Net loss per share:
Basic	$(0.07)	$(0.03)	$(0.11)	$(0.06)

Diluted	$(0.07)	$(0.03)	$(0.11)	$(0.06)

Shares used to compute net loss per share:
Basic	32,119	29,862	31,063	29,821

Diluted	32,119	29,862	31,063	29,821

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Sirenza Microdevices, Inc.

Reconciliation of GAAP Results with Management-Adjusted Results

(In thousands, except per-share data)

(Unaudited)

The following table reconciles the company’s gross profit and net loss as reported under accounting principles generally accepted in the United States (GAAP) with gross profit excluding the effects of charges for the amortization of deferred stock compensation and relocation and related expenses and net loss excluding the effects of charges for the amortization of deferred stock compensation, the amortization of acquisition-related intangible assets, restructuring, and relocation and related expenses, as presented in the news release and associated teleconference. These calculations of gross profit excluding the effects of charges for the amortization of deferred stock compensation and relocation and related expenses and net loss excluding the effects of charges for the amortization of deferred stock compensation, the amortization of acquisition-related intangible assets, restructuring, and relocation and related expenses are not prepared in accordance with GAAP and should not be viewed as alternatives to GAAP. In keeping with its historical financial reporting practices, the company believes that the supplemental presentation of these calculations provides meaningful non-GAAP financial measures to help investors understand and compare business trends among different reporting periods on a consistent basis, independently of regularly reported non-cash charges and infrequent or unusual events.

	Three Months Ended			Six Months Ended
	June 29, 2003	March 30, 2003	June 30, 2002	June 29, 2003	June 30, 2002
Gross profit as reported under GAAP	$4,202	$3,018	$2,891	$7,220	$6,050

Amortization of deferred stock compensation	23	23	31	46	62
Relocation and related expenses	489	—	—	489	—
Management-adjusted gross profit	$4,714	$3,041	$2,922	$7,755	$6,112

Net loss as reported under GAAP	$(2,181)	$(1,284)	$(973)	$(3,465)	$(1,725)

Amortization of deferred stock compensation	146	187	239	333	478
Amortization of acquisition-related intangible assets	303	48	—	351	—
Restructuring	434	—	—	434	—
Relocation and related expenses	661	—	—	661	—

Management-adjusted net loss	$(637)	$(1,049)	$(734)	$(1,686)	$(1,247)

Management-adjusted net loss per share:
Basic	$(0.02)	$(0.03)	$(0.02)	$(0.05)	$(0.04)

Diluted	$(0.02)	$(0.03)	$(0.02)	$(0.05)	$(0.04)

Shares used to compute management-adjusted net loss per share:
Basic	32,119	30,008	29,862	31,063	29,821

Diluted	32,119	30,008	29,862	31,063	29,821

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Sirenza Microdevices, Inc.

Condensed Consolidated Balance Sheets

(In thousands)

	June 29, 2003	December 31, 2002
	(unaudited)	(audited)
Assets
Current assets:
Cash and cash equivalents	$5,714	$12,874
Short-term investments	6,991	8,996
Accounts receivable	5,326	1,577
Inventories	6,642	2,719
Loans to Vari-L	—	3,417
Other current assets	2,289	1,184

Total current assets	26,962	30,767
Property and equipment, net	10,758	6,686
Long-term investments	3,522	9,025
Investment in GCS	4,600	4,600
Acquisition-related intangible assets, net	6,392	722
Goodwill	4,158	737
Vari-L acquisition costs and other assets	1,345	1,427

Total assets	$57,737	$53,964

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$5,564	$1,714
Accrued expenses	3,025	2,790
Deferred margin on distributor inventory	589	2,028
Accrued restructuring	1,455	1,853
Capital lease obligations, current portion	222	459

Total current liabilities	10,855	8,844
Total long-term liabilities	89	143

Stockholders’ equity	46,793	44,977

Total liabilities and stockholders’ equity	$57,737	$53,964

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